UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2017

INVESTAR HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7244 Perkins Road Baton Rouge, Louisiana 70808		70808
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2017, Investar Holding Corporation (“Investar”) and its wholly-owned subsidiary, Investar Bank, entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., as underwriter (the “Underwriter”), to issue and sell to the public $18.6 million in aggregate principal amount of its 6.00% Fixed-to-Floating Rate Subordinated Notes due 2027 (the “Notes”), at a public offering price equal to 100% of the aggregate principal amount of the Notes (the “Offering”). Investar estimates that the net proceeds from the Offering, after deducting underwriting discounts and estimated expenses, will be approximately $18.2 million. The Underwriting Agreement contains customary representations, warranties and agreements of Investar, customary conditions to closing, obligations of the parties and termination provisions. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference. The Offering was completed on March 24, 2017.

The Notes were registered under the Securities Act of 1933, as amended, under an effective shelf registration statement on Form S-3 (File No. 333-215238), which was first filed with the Securities and Exchange Commission on December 22, 2016 and became effective on January 10, 2017, and a registration statement on Form S-3 (File No. 333-216851), which was filed and automatically became effective on March 21, 2017 (collectively, the “Registration Statements”). The offer and sale of the Notes are described in Investar’s prospectus, constituting a part of the Registration Statements, as supplemented by a final prospectus supplement dated March 21, 2017.

The Notes were issued under an Indenture, dated as of March 24, 2017 (the “Indenture”), between Investar and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture relating to the Notes, dated as of March 24, 2017, between Investar and the Trustee (the “First Supplemental Indenture”). The Indenture, as amended and supplemented by the First Supplemental Indenture, governs the terms of the Notes and provides that the Notes are unsecured, subordinated debt obligations of Investar. The Notes will mature on March 30, 2027. From and including the date of issuance, but excluding March 30, 2022, the Notes will bear interest at an initial fixed rate of 6.00% per annum, payable semi-annually. From and including March 30, 2022 and thereafter, the Notes will bear interest at a floating rate equal to the then-current three-month LIBOR (but not less than zero) as calculated on each applicable date of determination, plus 3.945%, payable quarterly.

The Notes are unsecured subordinated obligations of Investar. There is no sinking fund for the Notes. The Notes are subordinated in right of payment to the payment of Investar’s existing and future senior indebtedness, including all of its general creditors. The Notes are obligations of Investar only and are not obligations of, and are not guaranteed by, any of the Investar’s subsidiaries. Investar may, beginning with the interest payment date of March 30, 2022, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

The foregoing descriptions are qualified in their entirety by reference to the Indenture, the First Supplemental Indenture and the Notes, the form of which is attached as Exhibit A to the First Supplemental Indenture. Copies of the Indenture and the First Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Investar is filing this Current Report on Form 8-K to file with the SEC certain items related to the offering of the Notes that are to be incorporated by reference into the Registration Statements on Form S-3 (File No. 333-215238) and (File No. 333-216851).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the third paragraph of Item 1.01 above and the full text of the Indenture and the Supplemental Indenture, which are attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 21, 2017, among Investar Holding Corporation, Investar Bank and Sandler O’Neill & Partners, L.P., as underwriter

4.1	Indenture, dated March 24, 2017, by and between Investar Holding Corporation and Wilmington Trust, National Association, as Trustee

4.2	Supplemental Indenture, dated March 24, 2017, by and between Investar Holding Corporation and Wilmington Trust, National Association, as Trustee

4.3	Form of 6.00% Fixed-to-Floating Subordinated Note due 2027 (included as part of Exhibit 4.2)

5.1	Opinion of Fenimore, Kay, Harrison & Ford, LLP

23.1	Consent of Fenimore, Kay, Harrison & Ford, LLP (included in Exhibit 5.1)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 24, 2017

INVESTAR HOLDING CORPORATION

By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 21, 2017, among Investar Holding Corporation, Investar Bank and Sandler O’Neill & Partners, L.P., as underwriter

4.1	Indenture, dated March 24, 2017, by and between Investar Holding Corporation and Wilmington Trust, National Association, as Trustee

4.2	Supplemental Indenture, dated March 24, 2017, by and between Investar Holding Corporation and Wilmington Trust, National Association, as Trustee

4.3	Form of 6.00% Fixed-to-Floating Subordinated Note due 2027 (included as part of Exhibit 4.2)

5.1	Opinion of Fenimore, Kay, Harrison & Ford, LLP

23.1	Consent of Fenimore, Kay, Harrison & Ford, LLP (included in Exhibit 5.1)